                                                                    EXHIBIT 10.2

                               Dated 7 July 2003

                                  AGZ HOLDING
                                   as Pledgor

                                CREDIT LYONNAIS
                               as Security Agent

                                      and

                               THE SENIOR LENDERS

                    PLEDGE OF FINANCIAL INSTRUMENTS ACCOUNT
                       RELATING TO FINANCIAL INSTRUMENTS
                        HELD BY AGZ HOLDING IN ANTARGAZ

                            Shearman & Sterling LLP
                                     Paris

                                     [MAP]

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THIS PLEDGE OF FINANCIAL INSTRUMENTS ACCOUNT (THE "PLEDGE") IS MADE ON 7 JULY
2003

BETWEEN:

(1) AGZ HOLDING, a French societe anonyme, registered with number 413 765 108 RCS Paris, and having its registered office at 43 avenue de l'Opera, 75002 Paris, France;

                                     (hereinafter referred to as the "PLEDGOR");

(2) CREDIT LYONNAIS, a societe anonyme, registered with number 954 509 741 RCS Lyon, and having its registered office at 18 rue de la Republique, 69002 Lyon and its head office at 19 boulevard des Italiens, 75002 Paris, acting in its capacity as Security Agent under the Senior Facilities Agreement;

                              (hereinafter referred to as the "SECURITY AGENT");

(3) The banks and financial institutions named in schedule 1 (the "ORIGINAL SENIOR LENDERS") and any bank or financial institution which may from time to time become a Lender under the Senior Facilities Agreement;

                   (hereinafter, together, referred to as the "SENIOR LENDERS").

WHEREAS:

(A) Pursuant to a facilities agreement (hereinafter, as amended and restated from time to time, and in particular pursuant to an amendment and restatement agreement dated 2 July 2003, the "SENIOR FACILITIES AGREEMENT"), dated 26 June 2003 and entered into between, among others,
      (i) the Pledgor as the Parent, Borrower and Guarantor, (ii) the Original Senior Lenders and (iii) Credit Lyonnais as Mandated Lead Arranger, Facility Agent and Security Agent, the Original Senior Lenders have agreed to make E 270,000,000 term and revolving credit facilities available to the Borrowers (the "SENIOR FACILITIES").

(B) The Pledgor is a Borrower and a Guarantor under the Senior Facilities Agreement.

(C) Under the provisions of the Finance Documents, it has been agreed that certain of the Senior Lenders will act as hedging lenders (the "HEDGING LENDERS") by entering into hedging agreements (the "HEDGING AGREEMENTS"), inter alia, to hedge interest rate liabilities of the Parent under the Senior Finance Documents.

(D) Pursuant to an intercreditor agreement dated 7 July 2003 between, among others (i) the Pledgor, (ii) the Senior Lenders and (iii) certain other parties named therein (as amended and restated from time to time, the "INTERCREDITOR AGREEMENT"), the parties to the Intercreditor Agreement have agreed, inter alia, that all proceeds realised as a result of the exercise of security by the Security Agent should be applied in accordance with an order of priority agreed between the parties thereto.

(E) It is a condition precedent to the availability of the Senior Facilities that the Pledgor grant in favour of the Beneficiaries a pledge over the Account.

IT IS AGREED AS FOLLOWS:

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1.    DEFINITIONS AND INTERPRETATION

1.1   In this Pledge

      "ACCOUNT" means the "Compte special" opened with the Company in the name of the Pledgor as identified in the Declaration de Gage and on which the Financial Instruments are registered and which indicates the pledge hereunder in favour of the Beneficiaries;

      "ARTICLE L. 431-4" means article L. 431-4 of the French Monetary and Financial Code (Code Monetaire et Financier);

      "BENEFICIARIES" means the entities identified in paragraph III of the Declaration de Gage;

      "BORROWER" means a Borrower under, and as defined in, the Senior Facilities Agreement;

      "COMPANY" means Antargaz, a French societe anonyme with a share capital of E 3,935,349, registered with number 572 126 043 RCS Nanterre and having its registered office at Immeuble Les Renardieres - 3 place de Saverne, 92400 Courbevoie, France;

      "DECLARATION DE GAGE" has the meaning which is given to it in clause 2.4 of this Pledge.

      "DISCHARGE DATE" means the date on which all of the Secured Liabilities have been irrevocably and unconditionally discharged in full and none of the Beneficiaries has any continuing obligation to any company in the Group under or in connection with any of the Finance Documents;

      "EVENT OF DEFAULT" means an event defined as an Event of Default in the Senior Facilities Agreement;

      "FINANCIAL INSTRUMENTS" means 516,440 ordinary shares of the Company held by the Pledgor and any financial instruments or cash substituted therefor in accordance with the terms of this Pledge;

      "GUARANTOR" has the meaning given to it in the Senior Facilities
      Agreement;

      "HEDGING LIABILITIES" means Hedging Debt, as defined in the Intercreditor Agreement;

      "SECURED LIABILITIES" means all money and liabilities now or hereafter due, owing or incurred to the Beneficiaries (or any of them) by the Pledgor under the Senior Finance Documents (or any of them), and under this Pledge in whatsoever manner in any currency or currencies whether present or future, actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety together with all interest accruing thereon and all costs, charges and expenses incurred in connection therewith;

      "SECURITY PERIOD" means the period beginning on the date hereof and ending on the Discharge Date; and

      "SENIOR FINANCE DOCUMENTS" has the meaning given to it in the Intercreditor Agreement.

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1.2   Capitalised terms used in this Pledge (including the Recitals) and not otherwise defined herein shall have the meaning ascribed thereto in the Intercreditor Agreement.

2.    PURPOSE

2.1 As security for the repayment, discharge and performance of all the Secured Liabilities, the Pledgor hereby pledges the Account in favour of the Beneficiaries.

2.2   (a)   In accordance with Article L. 431-4, the Financial Instruments shall at all times include all of the Pledgor's rights, title, benefit and interest in all securities which may be substituted for or received in respect of the Financial Instruments, following or in connection with, without limitations, exchanges, regroupings, splits, bonus issues, subscriptions for cash or otherwise, and such securities shall automatically be recorded on the Account without these operations giving rise to a novation (novation) of the rights and security the Security Agent holds under this Pledge, in any way whatsoever.

      (b) More generally, the Pledge shall extend to all stocks, Financial Instruments, debentures, bonds, warrants, coupons or any other securities issued by the Company of which the Pledgor may become the holder at any time on any terms whatsoever.

2.3   (a)   As an exception to clause 2.2 above and notwithstanding Article 2081 of the French Civil Code and Article L. 431-4, until an Event of
            Default shall have occurred, the Pledgor shall have the right to receive all and any payments and distributions made by the Company in respect of the Financial Instruments and all such distributions shall be paid to the Pledgor and shall not be paid to the Account.

      (b) At any time after an Event of Default and upon notice from the Security Agent to the Company and the Pledgor, all distributions received or to be received by the Pledgor and all rights of the Pledgor to receive distributions in respect of the Financial Instruments shall be paid to an account designated in writing by the Security Agent to the Company and the Pledgor.

2.4 The Pledgor shall take all necessary steps requested by the Security Agent (including, without limitation, signature of the "Declaration de Gage de compte d'instruments financiers" in the form set out in schedule 2) (the "DECLARATION DE GAGE"), as soon as possible, so that following execution of this Pledge:

      (a) the Financial Instruments are transferred to the Account indicating the pledge in favour of the Beneficiaries;

      (b) the pledge granted over the Account under this Pledge is registered in the share transfer register of the Company; and

      (c) an "Attestation de constitution de gage de compte d'instruments financiers" in the form set out in schedule 4 is delivered by the Company to the Security Agent.

2.5 The pledge granted to the Beneficiaries under this Pledge is also granted, in accordance with the provisions of Article 1121 of the French Civil Code, in favour of the Hedging Lenders which, from the time of execution of the Hedging Agreements, will be considered as a Beneficiary of the Pledge without any formality other than the execution of a new Declaration de Gage indicating, in addition to the information appearing in schedule 2, the identity of the Hedging Lenders and the Hedging Liabilities secured.

3.    REPRESENTATIONS AND WARRANTIES

      The Pledgor represents and warrants to the Security Agent and to each of the Beneficiaries as at the date hereof and for the duration of the Security Period, that:

      (a) the Financial Instruments are registered, have been fully paid up, represent (as of the date of this Pledge) 99.99% of the Company's share capital and will continue to represent at all times (provided such reduction is authorised pursuant to the Finance Documents) at least 95.00% of the Company's share capital;

      (b) it is the owner of the Account and the registered owner of the Financial Instruments and it has not created, incurred or permitted to subsist any Security Interest or other encumbrance whatsoever over the Account or the other than the Security Interest granted pursuant to this Pledge;

      (c) there is no purchase option outstanding or in existence in relation to all or part of the Financial Instruments, no scheme exists for the purchase or subscription of Financial Instruments in the Company, and more generally there exists no agreement by which the Company has undertaken to issue new Financial Instruments or securities giving access to the share capital of the Company, all except as permitted under the Finance Documents;

      (d) the Pledge has been approved by the Company pursuant to a board resolution dated 18 June 2003;

      (e) there is no shareholders' agreement, pre-emption clause nor any other agreement or clause which would prevent the performance of this Pledge in accordance with its terms;

      (f) the payment of, or the provision of security for, the Secured Liabilities by the Pledgor does not require any authorisation of any authority whatsoever, including, without limitation, from the administrative bodies of the Pledgor other than those previously obtained and no authorisation from the administrative bodies of the Pledgor or of the Company or of any authority whatsoever is required for the enforcement of this Pledge; and

      (g) this Pledge is valid and enforceable in accordance with its terms and creates a pledge ranking above the rights that any other person may have over the Account or the Financial Instruments or over the proceeds of any sale of the Financial Instruments.

4.    UNDERTAKINGS

4.1   For the duration of the Security Period, the Pledgor undertakes:

      (a) not to transfer nor to sell the Financial Instruments, or any of them, without the prior written consent of the Security Agent acting on behalf of the Beneficiaries;

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      (b)   not to create, incur or permit to subsist any Security Interest or encumbrance of any sort whatsoever over the Account or the Financial Instruments other than in favour of the Beneficiaries;

      (c) save as otherwise permitted by the Finance Documents, to procure that the Company shall not issue new Financial Instruments and more generally to procure that the Company shall not change its share capital;

      (d) to the extent permitted under French law, not to exercise the voting rights or to pass any resolutions attached to the Financial Instruments which may adversely change the terms of the Financial Instruments (or any class of them) or prejudice the Security Interest created hereunder; and

      (e) to take any action, carry out any formalities and more generally do anything the Security Agent may reasonably consider necessary in order to permit the Security Agent or the other Beneficiaries to exercise, at any time, the rights and claims which it or the other Beneficiaries hold by virtue of this Pledge.

4.2 Notwithstanding anything contained herein, the Pledgor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of the Financial Instruments and the Account and none of the Beneficiaries shall be required in any manner to perform or fulfil any obligation of the Pledgor in respect of the Financial Instruments of the Account or to make any payment received by them, or to receive any enquiry as to the nature or sufficiency of any payment received by them, or to present or to file any claim or take any other action to collect or enforce the payment of any amount to which they may have been or to which they may be entitled hereunder at any time or times.

5.    ENFORCEMENT

      Following the occurrence of an Event of Default and without prejudice to any other right or action whatsoever which may be exercised or taken independently or concurrently, the Security Agent, acting on behalf of the Beneficiaries, may enforce its rights under the Pledge up to the limit of the Secured Liabilities in accordance with article L. 521-3 of the Code de Commerce and article 2078 of the French Civil Code.

6.    DURATION

6.1 This Pledge shall remain in full force and effect throughout the Security Period.

6.2 The Security Agent acting upon instructions of the Beneficiaries undertakes to procure the release of the Pledge on or as soon as practicable after the Discharge Date.

7.    NOTICE

      Except as specifically provided otherwise in this Pledge, any notice, demand or other communication to be served under or in connection with this Pledge shall be made in accordance with clause 18 (Notices) of the Intercreditor Agreement.

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8.    MISCELLANEOUS

8.1 This Pledge does not exclude or limit in any way the other rights of the Security Agent or the other Beneficiaries and does not affect the nature or the extent of the liabilities which have been or which may exist between the Pledgor and the Security Agent or the other Beneficiaries.

8.2 Where any clause of this Pledge shall be or become illegal, invalid or unenforceable it is agreed that the other provisions of this Pledge shall remain legal, valid and enforceable against the parties to this Pledge independently of the said illegal, invalid or unenforceable clauses.

8.3 No payment to the Security Agent and/or the other Beneficiaries whether under any judgment or court order or otherwise shall discharge the obligation or liability of the Pledgor unless and until the Security Agent and/or the other Beneficiaries shall have received payment in full in the currency in which the obligation or liability was incurred and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency the Security Agent and/or the other Beneficiaries shall have a further cause of action against the Pledgor to recover the amount of the shortfall.

8.4 In the event of a transfer by way of a novation of all or part of the rights and obligations by the Beneficiaries under any Senior Finance Document, the Beneficiaries expressly reserve (and all the parties to this Pledge expressly agree to that), the rights, powers, privileges and actions that they enjoy under this Pledge in favour of their successors, in accordance with the provisions of articles 1278 and following of the French Civil Code.

9.    EXPENSES

      The Pledgor will promptly following demand pay to each of the Security Agent and/or the other Beneficiaries any expense (including legal fees and other out of pocket expenses and any Taxes thereon) or loss which the Security Agent and/or the other Beneficiaries may have properly incurred in connection with the preservation, enforcement or attempted preservation or enforcement of, the Security Agent's or the other Beneficiaries rights under, this Pledge including any present or future stamp or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent jurisdiction in connection with the execution or enforcement of this Pledge all upon presentation of duly documented evidence.

10.   FURTHER ASSURANCES

      The Pledgor agrees that from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that the Security Agent may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable the Security Agent to exercise and enforce its rights and remedies hereunder with respect to the Account.

11.   APPLICABLE LAW AND JURISDICTION

11.1 This Pledge shall be governed by and construed in all respects in accordance with French law.

11.2 Any dispute arising out of or in connection with this Pledge shall be submitted to the Commercial Court of Paris (Tribunal de Commerce de Paris) for the purpose of hearing and determining at first instance any dispute arising out of this Pledge.

Made in three (3) originals on 7 July 2003.

THE PLEDGOR:                                   THE SECURITY AGENT:
AGZ HOLDING                                    CREDIT LYONNAIS

Acting by :________________________           Acting by :_________________________
Name: Herve Couffin or any duly empowered     Name:  Jacques Pochon
person under a power of attorney              Title:  Head of Acquisition Finance France
Title: Chairman of the board                  Address   Investment/Banking/DPID/
Address    43, avenue de l'Opera                        Leveraged Finance
           75002 Paris, France                          81/83, rue de Richelieu
                                                        75002 Paris, France
Fax:       +33 1 41 88 73 15
                                              Fax:      + 33 1 42 95 14 72 / 88 21
For the attention of Priscille Magnan         For the attention of Jerome Del Ben
                                              / Brigitte Chalaud

THE ORIGINAL SENIOR LENDERS:
CREDIT LYONNAIS

Acting by :_________________________
Name: Jacques Pochon
Title: Head of Acquisition Finance France
Address Investment/Banking/DPID/
        Leveraged Finance
        81/83, rue de Richelieu
        75002 Paris, France

Fax:    + 33 1 42 95 14 72 / 88 21
For the attention of Jerome Del Ben
/ Brigitte Chalaud

                                   SCHEDULE 1

                               THE SENIOR LENDERS

CREDIT LYONNAIS, 18, rue de la Republique, 69002 Lyon, France

                                   SCHEDULE 2

             DECLARATION DE GAGE DE COMPTE D'INSTRUMENTS FINANCIERS SOUMISE A L'ARTICLE L. 431-4 DU CODE MONETAIRE ET FINANCIER

La presente declaration de gage de compte d'instruments financiers est emise conformement a, et selon les termes et conditions stipules dans un acte de nantissement de compte d'instruments financiers en langue anglaise denomme Pledge of Financial Instruments Account en date de ce jour (ci-apres l'"ACTE DE NANTISSEMENT"), dont une copie figure en annexe B de la presente declaration et qui fait partie integrante de la presente declaration

Les termes et expressions en anglais utilises dans la presente declaration de gage auront, sauf stipulation contraire, la signification qui leur est attribuee a l'Acte de Nantissement.

I.    CONSTITUANT DU GAGE

Nom AGZ Holding, societe anonyme de droit francais dont le siege social est au 43, avenue de l'Opera, 75002 Paris et dont le numero unique d'identification est le 413 765 108 RCS Paris.

Designation du teneur de compte     Antargaz, societe anonyme au capital de E
                                    3.935.349, dont le siege social est situe
                                    Immeuble Les Renardieres - 3, place de
                                    Saverne, 92400 Courbevoie, France et dont le numero unique d'identification est le 572
                                    126 043 RCS Nanterre.

II.   COMPTE D'INSTRUMENTS FINANCIERS CONSTITUE EN GAGE

Identification du Compte            Compte special n degrees [__] Bis ouvert ce
d'Instruments Financiers            jour au nom du Constituant du Gage.

Nombre d'actions creditees          516.440 actions, representant 99,99 % du
au compte                           capital d'Antargaz.

Nature des actions                  actions nominatives d'une valeur nominale de
                                    sept euros soixante-deux centimes (E 7,62) chacune.

Emetteur Antargaz, societe anonyme au capital de E 3.935.349, dont le siege social est situe Immeuble Les Renardieres - 3, place de Saverne, 92400 Courbevoie, France et dont le numero unique d'identification est le 572 126 043 RCS Nanterre.

III.  BENEFICIAIRES

(1) Les banques et etablissements financiers assimiles definis a l'Acte de Nantissement sous le vocable Senior Lenders et dont la liste a la date des presentes figure en annexe A a la presente declaration, ainsi que toute personne acquerant a quelque titre que ce soit la qualite de Lender au titre du Senior Facilities Agreement;

(2) Credit Lyonnais, ayant son siege social 18 rue de la Republique, 69002 Lyon et son siege central 19 boulevard des Italiens, 75002 Paris, immatricule sous le numero 954 509 741 RCS Lyon, agissant tant en son nom qu'au nom et pour le compte des personnes visees au (1) ci-dessus en sa qualite de Security Agent aux termes du Senior Facilities Agreement; et

(3) Credit Lyonnais, ayant son siege social 18 rue de la Republique, 69002 Lyon et son siege central 19 boulevard des Italiens, 75002 Paris, immatricule sous le numero 954 509 741 RCS Lyon, agissant tant en son nom qu'au nom et pour le compte des personnes visees au (1) ci-dessus en sa qualite de Facility Agent aux termes du Senior Facilities Agreement.

IV.   OBLIGATIONS GARANTIES

Les obligations garanties sont les obligations definies sous l'expression Secured Liabilities dans l'Acte de Nantissement, a savoir les obligations de paiement et de remboursement du Constituant pris en ses qualites de Borrower et de Guarantor au titre des documents definis sous l'expression Senior Finance Documents dans l'Acte de Nantissement, tels que pouvant etre ulterieurement modifies ou amendes, a concurrence d'un montant maximum de E 270,000,000 en principal au titre du Senior Facilities Agreement, majore dans tous les cas des interets, interets de retard, commissions, frais et accessoires quelconques ainsi que de toutes autres sommes pouvant etre dues aux Beneficiaires susvises au titre desdits Senior Finance Documents.

Fait a Paris
Le 7 juillet 2003 en trois (3) exemplaires originaux

Pour constitution du Gage           Nous accusons reception de la declaration de
                                    gage de compte d'instruments financiers en
AGZ HOLDING S.A.                    date de ce jour et acceptons les termes des
                                    missions qui nous sont confiees en qualite de Teneur de Compte aux termes de la presente declaration de gage de compte d'instruments financiers et de l'Acte de
                                    Nantissement

                                    ANTARGAZ S.A.

Par:_____________________           Par: _____________________
Nom: Herve Couffin ou toute         Nom: Francois Varagne ou toute personne
personne qu'il se serait            qu'il se serait substituee en vertu d'un
substituee en vertu d'un pouvoir    pouvoir
Titre: President du conseil         Titre: President du conseil d'administration
d'administration

                                    ANNEXE A
                                 SENIOR LENDERS

CREDIT LYONNAIS, 18, rue de la Republique, 69002 Lyon, France

                                    ANNEXE B
                              ACTE DE NANTISSEMENT

                    TRANSLATION FOR INFORMATION PURPOSES ONLY

                                   SCHEDULE 3

            DECLARATION OF PLEDGE OF A FINANCIAL INSTRUMENTS ACCOUNT
  IN ACCORDANCE WITH ARTICLE L. 431-4 OF THE FRENCH MONETARY AND FINANCIAL CODE

This declaration of pledge of a financial instruments account is issued in accordance with and pursuant to the terms and conditions of a pledge of financial instruments account of today's date drafted in English and entitled "Pledge of Financial Instruments Account" (the "PLEDGE"), a copy of which is attached as schedule B to this declaration and which constitutes an integral part of this declaration.

Terms and expressions defined in the Pledge shall, save to the extent that the context otherwise requires, have the same meanings when used in this declaration.

I.    IDENTITY OF PLEDGOR

Name AGZ Holding, a societe anonyme incorporated under the laws of France and having its registered office at 43, avenue de l'Opera, 75002 Paris, France and whose registered number is 413 765 108 RCS Paris.

Name of the account holder          Antargaz a French societe anonyme with a
                                    share capital of E 3,935,349 having its
                                    registered office at Immeuble Les
                                    Renardieres - 3, place de Saverne, 92400
                                    Courbevoie, France, and whose registered number is 572 126 043 RCS Nanterre.

II.   FINANCIAL INSTRUMENTS ACCOUNT SUBJECT TO THE PLEDGE

Description of Financial            Special account No [__] Bis opened at the
Instruments Account                 date hereof in the name of the Pledgor

Number of Financial                 516,440 shares representing 99.99 per cent.
Instruments in Account              of the share capital of Antargaz

Type of Financial Instruments       registered shares of a nominal par value of
                                    E7.62 each.

Issuer of the Financial             Antargaz a French societe anonyme with a
Instruments                         share capital of E 3,935,349 having its
                                    registered office AT Immeuble Les
                                    Renardieres - 3, place de Saverne, 92400
                                    Courbevoie, France, and whose registered number is 572 126 043 RCS Nanterre.

III.  BENEFICIARIES

(1) The banks and financial institutions defined as Senior Lenders in the Pledge namely, all those banks and financial institutions which are Senior Lenders at the time of this declaration, as set out in the list attached as schedule A to this declaration and any other person that becomes a Lender under the Senior Facilities Agreement;

(2) Credit Lyonnais, having its registered office at 18 rue de la Republique, 69002 Lyon and its head office at 19 boulevard des Italiens, 75002 Paris and registered with number 954 509 741 RCS Lyon, acting for itself and in the name of and on behalf of the persons named in (1) above as Security Agent under the Senior Facilities Agreement; and

(3) Credit Lyonnais, having its registered office at 18 rue de la Republique, 69002 Lyon and its head office at 19 boulevard des Italiens, 75002 Paris and registered with number 954 509 741 RCS Lyon, acting for itself and in the name of and on behalf of the persons named in (1) above as Facility Agent under the Senior Facilities Agreement.

IV.   SECURED OBLIGATIONS

The secured obligations are the obligations of the Pledgor, as defined under the term "Secured Liabilities" in the Pledge undertaken in its capacity as Borrower and Guarantor under the Senior Finance Documents (as defined in the Pledge), which documents are subject to subsequent amendment, up to a maximum principal amount of E 270,000,000 pursuant to the Senior Facilities Agreement as well as any interest, commission, or additional costs or any other sums due to the Beneficiaries under the Senior Finance Documents.

7 July 2003 in three (3) originals in order to constitute the Pledge

AGZ HOLDING S.A.                    We acknowledge receipt of this declaration
                                    of pledge of financial instruments account of today's date and undertake to carry out our responsibilities as account holder
                                    (teneur de compte) in accordance with the terms of this declaration of pledge of financial instruments account and the
                                    Pledge.

                                    ANTARGAZ S.A.

By:_____________________            By:_____________________
Name: Herve Couffin or any duly     Name: Francois Varagne or any duly
empowered person under a power      empowered person under a power of attorney
of attorney                         Title: Chairman of the board
Title: Chairman of the board

                                   SCHEDULE 4

                     ATTESTATION DE CONSTITUTION DE GAGE DE
                        COMPTE D'INSTRUMENTS FINANCIERS

La soussignee atteste par les presentes que (i) 516.440 actions emises par Antargaz S.A. detenues par AGZ Holding S.A. et designees dans la declaration de gage de compte d'instruments financiers en date du 7 juillet 2003 signee par AGZ Holding S.A., ont ete virees sur un compte special numero [_] Bis ouvert au nom de AGZ Holding S.A. et (ii) ledit compte est nanti en faveur des Beneficiaires (tel que ce terme est defini dans la declaration de gage d'instruments financiers) et porte la mention expresse dudit gage. Une copie de ladite declaration de gage d'instruments financiers est annexee a la presente Attestation de Constitution de Gage d'Instruments Financiers.

Fait a Paris

Le 7 juillet 2003

Pour Antargaz

Par:________________________
Nom: Francois Varagne ou toute personne
qu'il se serait substituee en vertu d'un pouvoir
Titre: President du conseil d'administration

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

                    TRANSLATION FOR INFORMATION PURPOSES ONLY

                                   SCHEDULE 5

                    CERTIFICATE OF REGISTRATION OF A PLEDGE
                        OF FINANCIAL INSTRUMENTS ACCOUNT

The undersigned hereby certifies that (i) 516,440 shares issued by Antargaz S.A. and held by AGZ Holding S.A. as identified in the declaration of pledge of financial instruments account date 7 July 2003 signed by AGZ Holding S.A., have been transferred into a special account number [__] Bis opened in the name of AGZ Holding S.A. and (ii) the said account is pledged in favour of the Beneficiaries (as defined in the declaration of pledge of financial instrument accounts) and that such pledge has been duly registered. A copy of the pledge of financial instruments account is attached as a schedule to this certificate of registration of a pledge of financial instruments.

Paris,

7 July 2003

For and on behalf of Antargaz

By:______________________
Name: Francois Varagne or any duly
empowered person under a power of attorney
Title: Chairman of the board

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